      1                                                   EXHIBIT 12
                                                FORM 10-Q for the Quarter
                                                 Ended September 30, 1995
                                                         File No. 1-11237


                          AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                             COMPUTATION OF RATIO OF EARNINGS TO
                                        FIXED CHARGES
                                   (Dollars in Thousands)
                                         (Unaudited)

                                                               For the
                                                         Nine Months Ended
                                                         September 30, 1995
                                                         ________________
     Earnings from continuing operations:

     Income before income taxes                               $143,276

     Add:  Fixed charges included in income before taxes       306,621
                                                              ________

     Total earnings from continuing operations, as adjusted    449,897

                                                              ________

     Total fixed charges*                                     $306,621

                                                              ========
     Ratio of earnings to fixed charges                           1.47
                                                              ========


     * Fixed charges include interest on indebtedness and the portion of rentals representative of the interest factor.